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                                                                   EXHIBIT 10.19

                                April 10, 1997


                                                                         DIG 3-4


VIA FACSIMILE
-------------

Dr. Edmund Y. Sun
Digital Video Systems, Inc.
2710 Walsh Avenue
Santa Clara, California 95051


Dear Ed:

      This will confirm that my last day of service as the President of Digital Video Systems will be April 14, 1997 but that I will be continuing as a Director and Chairman of the Executive Committee OF DVS. (I am terminating my employment as President of DVS pursuant to Section 6 of the Consulting and Employment Agreement dated March 15, 1996 between DVS and myself, and DVS and I are waiving the 60-day notice requirement of Section 6.)

      You and I have agreed, subject to approval by the Board of Directors of DVS, that the options granted to me pursuant to Section 3 of the Consulting and Employment Agreement shall vest as follows:

      (a) Options to purchase 187,500 shares shall vest and become exercisable on May 6, 1997 for the term described in the options; provided that I continue to serve as a director of DVS through at least May 8, 1997.

      (b) Options to purchase 162,500 shares shall vest and become exercisable on a pro rata basis over 48 months for each full month of completed service by me as a director of DVS after May 2, 1997 (the first vesting date covering options for approximately 3,385 shares being June 7, 1997), with the options to be exercisable for the term described in such options.
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Dr. Edmund Sun
April 10, 1997
Page 2



      (c) The remaining 400,000 options granted to me under Section 3 have been cancelled effective as of March 26, 1997.

      (d) The options that will be cancelled pursuant to (c) above will be allocated for cancellation pro rata between my options that are in the D.H. Blair performance escrow (the "Escrow") and my options that are not in the Escrow. Similarly, the options that will vest and become exercisable pursuant to
(a) and (b) above will be allocated pro rata between my options that are in the Escrow and my options that are not in the Escrow.

      It has been a pleasure working with you as the President of DVS, and I look forward to continuing to work with you to make the Company a great success.


                                Very truly yours,


                                Robert B. Pfannkuch


Acknowledged and Agreed to
Digital Video Systems, Incorporated


By:   ________________________
      Dr. Edmund Y. Sun
      Chief Executive Officer